CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 3 to Form S-1 of Cytomedix, Inc. of our report dated March 26, 2012 relating to the financial statements of Cytomedix, Inc, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Stegman & Company

Baltimore, MD

April 9, 2012